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                                                                  Execution Copy
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                                                                    Exhibit 99.1




                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                             CHITTENDEN CORPORATION

                                       and

                         GRANITE STATE BANKSHARES, INC.

                          Dated as of November 7, 2002





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ARTICLE I - CERTAIN DEFINITIONS ...........................................    1
   1.1 Certain Definitions ................................................    1

ARTICLE II - THE MERGER; EFFECTS OF THE MERGER ............................    7
   2.1 The Merger .........................................................    7
   2.2 Effective Time .....................................................    7
   2.3 Effects of the Merger ..............................................    7
   2.4 Closing ............................................................    8
   2.5 Tax Consequences ...................................................    8
   2.6 Articles of Incorporation and Bylaws ...............................    8
   2.7 Directors of the Surviving Corporation .............................    8
   2.8 Officers of the Surviving Corporation ..............................    8

ARTICLE III - MERGER CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES ......    8
   3.1 Merger Consideration ...............................................    8
   3.2 Rights as Stockholders; Stock Transfers ............................    9
   3.3 Fractional Shares ..................................................    9
   3.4 Dissenters' Rights .................................................    9
   3.5 Election Procedures ................................................   10
   3.6 Exchange Procedures ................................................   12
   3.7 Anti-Dilution Provisions ...........................................   14
   3.8 Options ............................................................   14

ARTICLE IV - COVENANTS RELATING TO CONDUCT OF BUSINESS ....................   15
   4.1 Company Forbearances ...............................................   15
   4.2 Buyer Forbearances .................................................   18

ARTICLE V - REPRESENTATIONS AND WARRANTIES ................................   18
   5.1 Disclosure Schedules ...............................................   18
   5.2 Standard ...........................................................   19
   5.3 Representations and Warranties of the Company ......................   19
   5.4 Representations and Warranties of Buyer ............................   35

ARTICLE VI - COVENANTS ....................................................   41
   6.1 Reasonable Best Efforts ............................................   41
   6.2 Shareholder Approval ...............................................   42
   6.3 Registration Statement .............................................   42
   6.4 Press Releases .....................................................   43
   6.5 Access; Information ................................................   43
   6.6 Acquisition Proposals ..............................................   44
   6.7 Affiliate Agreements ...............................................   46
   6.8 Takeover Laws ......................................................   46
   6.9 No Rights Triggered ................................................   46
   6.10Shares Listed ......................................................   46
   6.11Regulatory Applications; Filings; Consents .........................   46

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   6.12  Indemnification; Directors' and Officers' Insurance ............     47
   6.13  Benefit Plans ..................................................     48
   6.14  Notification of Certain Matters ................................     49
   6.15  Bank Merger ....................................................     49
   6.16  Post-Closing Governance ........................................     49
   6.17  Confidentiality Agreement ......................................     49
   6.18  Section 16 Votes ...............................................     49
   6.19  Restructuring ..................................................     49
   6.20  ESOP ...........................................................     50
   6.21  Split Dollar Life Insurance Policies ...........................     50
   6.22  Other Actions ..................................................     50

ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER ..................     50
   7.1   Conditions to Each Party's Obligations to Effect the Merger ....     50
   7.2   Conditions to the Obligations of Buyer .........................     51
   7.3   Conditions to the Obligations of the Company ...................     52

ARTICLE VIII - TERMINATION ..............................................     52
   8.1   Termination ....................................................     52
   8.2   Effect of Termination and Abandonment ..........................     54

ARTICLE IX - MISCELLANEOUS ..............................................     55
   9.1   Survival .......................................................     55
   9.2   Waiver; Amendment ..............................................     55
   9.3   Counterparts ...................................................     55
   9.4   Governing Law ..................................................     55
   9.5   Expenses .......................................................     55
   9.6   Confidentiality ................................................     55
   9.7   Notices ........................................................     56
   9.8   Understanding; No Third Party Beneficiaries ....................     56
   9.9   Assignability; Binding Effect ..................................     57
   9.10  Headings; Interpretation .......................................     57

EXHIBIT A    Form of Affiliate Letter Addressed to Buyer

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DISCLOSURE SCHEDULES

Schedule 4.1(e)   Acceleration
Schedule 5.1(d) Compensation; Employment Agreements; Etc.
Schedule 5.3(b) Capitalization
Schedule 5.3(c) Subsidiaries
Schedule 5.3(l) No Brokers
Schedule 5.3(n)(i) Employee Benefits Plans
Schedule 5.3(q) Insurance
Schedule 5.3(r) Environmental Matters
Schedule 5.3(s) Taxes and Tax Returns
Schedule 5.3(s)(vi) Taxes and Tax Returns
Schedule 5.3(v) Material Agreements; Defaults
Schedule 5.3(y) Loans; Nonperforming and Classified Assets
Schedule 5.4(b) Capitalization
Schedule 5.4(c) Subsidiaries
Schedule 5.4(k) Employee Benefits Plans
Schedule 6.13(c) Benefit Plans

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     AGREEMENT AND PLAN OF MERGER, dated as of November 7, 2002 (this
"Agreement"), by and between Chittenden Corporation, a Vermont corporation ("Buyer"), and Granite State Bankshares, Inc., a New Hampshire corporation ("the Company").

                                    RECITALS:

     WHEREAS, the respective Boards of Directors of Buyer and the Company have determined that it is in the best interests of their respective corporations, shareholders and other constituencies, as well as the communities they serve, to enter into this Agreement and to consummate the strategic business merger transactions provided for herein, in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Buyer such that Buyer is the surviving corporation in the Merger and continues its corporate existence under the laws of the State of Vermont;

     WHEREAS, as a condition to the willingness of Buyer to enter into this Agreement, each of the directors and officers of the Company (the "Voting Agreement Shareholders") have entered into a Voting Agreement, dated as of the date hereof, with Buyer (the "Voting Agreement"), pursuant to which each Voting Agreement Shareholder has agreed, among other things, to vote such Voting Agreement Shareholder's shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock") in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement;

     WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Code Section 368(a); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                        ARTICLE I - CERTAIN DEFINITIONS

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Proposal" shall have the meaning set forth in Section 6.6(d).

     "Affiliate" shall have the meaning set forth in Section 6.7(a).

     "Aggregate Value" shall have the meaning set forth in Section 3.5(e).

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Bank Merger" shall have the meaning set forth in Section 6.15.

     "Bank Merger Agreement" shall have the same meaning set forth in Section 6.15.

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     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Burdensome Condition" shall have the meaning set forth in Section 7.1(b).

     "Business Day" means Monday through Friday of each week, except on legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of New Hampshire or the State of Vermont are authorized or obligated to close.

     "Buyer" shall have the meaning set forth in the preamble to this Agreement.

     "Buyer 2001 Form 10-K" shall have the meaning set forth in Section
5.4(g)(i).

     "Buyer Balance Sheet" shall have the meaning set forth in Section
5.4(g)(i).

     "Buyer Board" shall have the meaning set forth in Section 5.4(e).

     "Buyer Common Stock" shall have the meaning set forth in Section 3.1(a).

     "Buyer Disclosure Schedule" shall have the meaning set forth in Section
5.1.

     "Buyer Plans" shall have the meaning set forth in Section 5.4(k)(ii).

     "Buyer SEC Documents" shall have the meaning set forth in Section
5.4(g)(i).

     "Cash Consideration" shall have the meaning set forth in Section 3.1(c).

     "Cash Election" shall have the meaning set forth in Section 3.5(a).

     "Cash Election Shares" shall have the meaning set forth in Section 3.5(a).

     "Certificate" or "Certificates" shall have the meaning set forth in Section 3.2.

     "Classified Loans" shall have the meaning set forth in Section 5.3(y)(ii).

     "Closing" shall have the meaning set forth in Section 2.4.

     "Closing Date" shall have the meaning set forth in Section 2.4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Company 2001 Form 10-K" shall have the meaning set forth in Section 5.3(g)(i).

     "Company Balance Sheet" shall have the meaning set forth in Section 5.3(g)(i).

     "Company Board" shall have the meaning set forth in Section 5.3(e).

     "Company Common Stock" shall have the meaning set forth in the recitals to this Agreement.

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     "Company Compensation and Benefit Plans" shall have the meaning set forth in Section 5.3(n)(i).

     "Company Disclosure Schedule" shall have the meaning set forth in Section 5.1.

     "Company Employees" shall have the meaning set forth in Section 6.13(a).

     "Company Material Contract" shall have the meaning set forth in Section 5.3(v)(i).

     "Company Meeting" shall have the meaning set forth in Section 6.2(a).

     "Company Pension Plan" shall have the meaning set forth in Section 5.3(n)(iii).

     "Company Plans" shall have the meaning set forth in Section 5.3(n)(iii).

     "Company SEC Documents" shall have the meaning set forth in Section 5.3(g)(i).

     "Company Stock Option" shall have the meaning set forth in Section 3.8.

     "Company Stock Option Plans" shall mean the stock option plans disclosed on
Schedule 5.3(n) of the Company Disclosure Schedule.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated as of October 3, 2002, by and between Buyer and the Company.

     "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

     "Disclosure Schedule" shall have the meaning set forth in Section 5.1.

     "Dissenting Share" shall have the meaning set forth in Section 3.4.

     "DOJ" shall mean the Department of Justice.

     "Effective Date" shall have the meaning set forth in Section 2.2.

     "Effective Time" shall have the meaning set forth in Section 2.2.

     "Election Deadline" shall have the meaning set forth in Section 3.5(b).

     "Election Form" shall have the meaning set forth in Section 3.5(a).

     "Election Form Record Date" shall have the meaning set forth in Section 3.5(a).

     "Environment" shall have the meaning set forth in Section 5.3(r)(vii).

     "EPA" shall mean the United States Environmental Protection Agency.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning set forth in Section 5.3(n)(i).

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     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" shall have the meaning set forth in Section 3.5(a).

     "Exchange Fund" shall have the meaning set forth in Section 3.6(a).

     "Exchange Ratio" shall have the meaning set forth in Section 3.1(c).

     "Expense Fee" shall have the meaning set forth in Section 8.2(c).

     "Expenses" shall have the meaning set forth in Section 8.2(b).

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FFIEC" shall mean the Federal Financial Institutions Examination Council.

     "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" shall mean generally accepted accounting principles.

     "Governmental Authority" shall mean any United States federal, state or local governmental commission, board or other regulatory authority or agency, including courts and other judicial bodies.

     "Hazardous Material" shall have the meaning set forth in Section
5.3(r)(vii).

     "IRS" means the Internal Revenue Service.

     "Indemnified Parties" shall have the meaning set forth in Section 6.12(a).

     "Insurance Amount" shall have the meaning set forth in Section 6.12(b).

     "Liens" shall have the meaning set forth in Section 5.3(w)(i).

     "Loan Property" shall have the meaning set forth in Section 5.3(r)(vii).

     "Loans" shall have the meaning set forth in Section 5.3(y)(i).

     "Mailing Date" shall have the meaning set forth in Section 3.5(a).

     "Material Adverse Effect" shall mean with respect to Buyer or the Company, respectively, any effect that (a) is material and adverse to the condition (financial or otherwise), results of operations, assets, liabilities or business or prospects of Buyer and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, respectively, or (b) would materially impair the ability of Buyer or the Company, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the

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consummation of the Merger and the other transactions contemplated by this
Agreement; provided, however, that "Material Adverse Effect" shall not be deemed to include the impact of: (i) changes in banking laws of general applicability or interpretations thereof by courts or governmental authorities affecting depository institutions generally; (ii) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein; and (iii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates except to the extent that such changes have, or could reasonably be expected to have on the Company or Buyer, as the case may be, and its Subsidiaries taken as a whole, an adverse effect that is materially greater than the adverse effect on comparable entities.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

     "Merger Consideration" shall have the meaning set forth in Section 3.1(c).

     "Mixed Election" shall have the meaning set forth in Section 3.5(a).

     "Multiemployer Plans" shall have the meaning set forth in Section 5.3(n)(iii).

     "New Certificate" or "New Certificates" shall have the meaning set forth in
Section 3.6(a).

     "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotation System.

     "NHBCA" shall mean the New Hampshire Business Corporation Act.

     "Non-Election" shall have the meaning set forth in Section 3.5(a).

     "Non-Election Shares" shall have the meaning set forth in Section 3.5(a).

     "NYSE" shall mean The New York Stock Exchange, Inc.

     "OCC" shall mean the Office of the Comptroller of the Currency.

     "Oil" shall have the meaning set forth in Section 5.3(r)(vii).

     "Owned Property" shall have the meaning set forth in Section 5.3(r)(i).

     "Participation Facility" shall have the meaning set forth in Section 5.3(r)(vii).

     "Person" or "person" shall mean any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

     "Plan" shall have the meaning set forth in Section 6.20.

     "Proxy Statement/Prospectus" shall have the meaning set forth in Section 6.3(a).

     "Registration Statement" shall have the meaning set forth in Section
6.3(a).

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     "Regulatory Authority" and "Regulatory Authorities" shall have the meaning set forth in Section 5.3(i)(ii).

     "Regulatory Approvals" shall mean (a) the approval (or waiver) of the FRB,
(b) the approval of the OCC, (c) notification to the Vermont Department of Banking, Insurance, Securities and Healthcare Administration, (d) the approval of the Massachusetts Board of Bank Incorporation and (e) the approval of the New Hampshire Commissioner of Banks.

     "Representatives" shall have the meaning set forth in Section 6.5(a).

     "Rights" shall mean, with respect to any person, securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of stock of such person.

     "SEC" shall mean the Securities and Exchange Commission.

     "Section 16" shall have the meaning set forth in Section 6.18.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Shortfall Number" shall have the meaning set forth in Section 3.5(d)(i).

     "Stock Consideration" shall have the meaning set forth in Section 3.1(c).

     "Stock Conversion Number" shall have the meaning set forth in Section
3.5(a).

     "Stock Election" shall have the meaning set forth in Section 3.5(a).

     "Stock Election Number" shall have the meaning set forth in Section 3.5(a).

     "Stock Election Shares" shall have the meaning set forth in Section 3.5(a).

     "Stock Value" shall have the meaning set forth in Section 3.5(e).

     "Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     "Subsidiaries" shall mean all of a party's Subsidiaries.

     "Superior Proposal" shall have the meaning set forth in Section 6.6(d).

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Takeover Laws" shall have the meaning set forth in Section 5.3(p).

     "Tax Returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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     "Taxes" shall mean (i) all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

     "Treasury Stock" shall mean shares of Company Common Stock held (i) in the Company's treasury or (ii) by the Company or any of its Subsidiaries or by Buyer or any of its Subsidiaries, in each case other than in a fiduciary capacity (including custodial or agency).

     "USA Patriot Act" means the U.S. Patriot Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

     "VBCA" shall mean The Vermont Business Corporation Act.

     "Voting Agreement" shall have the meaning set forth in the recitals to this Agreement.

     "Voting Agreement Shareholder" or "Voting Agreement Shareholders" shall have the meaning set forth in the recitals to this Agreement.

                 ARTICLE II - THE MERGER; EFFECTS OF THE MERGER

     2.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the VBCA and the NHBCA, and in reliance upon the representations, warranties and covenants set forth herein, at the Effective Time, the Company shall merge with and into Buyer, the separate corporate existence of the Company shall cease and Buyer shall survive and continue its corporate existence under the laws of the State of Vermont (Buyer, as the surviving corporation in the Merger, being sometimes referred to herein as the "Surviving Corporation"). The name of the Surviving Corporation shall be Chittenden Corporation.

     2.2 Effective Time. On the Closing Date, as promptly as practicable after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Buyer and the Company shall (a) execute and file with the Secretary of State of the State of Vermont articles of merger in a form reasonably satisfactory to Buyer and the Company, in accordance with the VBCA and (b) execute and file with the Secretary of State of the State of New Hampshire articles of merger in a form reasonably satisfactory to Buyer and the Company, in accordance with the NHBCA. The Merger shall become effective on the date of such filings or on the date specified therein (the "Effective Date") and at the time (the "Effective Time") of such filings or at the time specified therein.

     2.3 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and as provided in Section 11.06 of the VBCA and
Section 293-A:11.06 of the NHBCA.

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     2.4 Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") that will take place at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 on a date to be specified by the parties, which shall be no later than five business days after all of the conditions to the Closing set forth in Article VII (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof unless extended by mutual agreement of the parties, such day being referred to herein as the "Closing Date."

     2.5 Tax Consequences. It is intended that the Merger shall qualify as a reorganization under Section 368(a) of the Code, and that the Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

     2.6 Articles of Incorporation and Bylaws. The articles of merger shall provide that, at the Effective Time, the articles of incorporation of Buyer, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of Buyer, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time.

     2.7 Directors of the Surviving Corporation. The directors of Buyer immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time plus the person appointed or elected as a director pursuant to Section 6.16 hereof, each of whom shall serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

     2.8 Officers of the Surviving Corporation. The officers of Buyer immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, such officers to hold office, subject to the applicable provisions of the articles of incorporation and bylaws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified.

      ARTICLE III - MERGER CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

     3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of Buyer, the Company or any shareholder of the Company:

     (a) Each share of common stock, par value $1.00 per share, of Buyer ("Buyer Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

     (b) Each share of Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

     (c) Each outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and any Dissenting Shares) shall become and be converted into, as provided in and subject to the

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limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.5 either: (i) $46.00 in cash (the "Cash Consideration"); (ii) 1.64 shares (the "Exchange Ratio") of Buyer Common Stock (the "Stock Consideration"), or (iii) a combination of Cash Consideration and Stock Consideration, as provided in Section 3.5(a). The Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

     3.2 Rights as Stockholders; Stock Transfers. All shares of Company Common Stock, when converted as provided in Section 3.1(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate (a "Certificate" and collectively, the "Certificates") previously evidencing such shares shall thereafter represent only the right to receive for each such share of Company Common Stock the Merger Consideration and cash in lieu of fractional shares of Buyer Common Stock in accordance with Sections 3.1(c) and 3.3. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than the right to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the right to receive the Merger Consideration and cash in lieu of fractional shares of Buyer Common Stock as provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of Company Common Stock other than transfers of Company Common Stock that have occurred prior to the Effective Time.

     3.3 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Buyer Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. Instead, Buyer shall pay to each holder of a fractional share of Buyer Common Stock an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after aggregating all shares of Company Common Stock delivered by such holder at the Effective Time) by the average of the last sale prices of Buyer Common Stock, as reported on the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the Effective Date, rounded to the nearest whole cent.

     3.4 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, with respect to each share, if any, of Company Common Stock as to which the holder thereof shall have properly complied with Section 293-A:13 of the NHBCA as to dissenters' rights required to be complied with prior to the Effective Time (each, a "Dissenting Share"), such holder shall not be entitled to receive any consideration pursuant to Sections 3.1(c) and 3.3 hereof, but instead shall be entitled to payment, solely from the Surviving Corporation, of the fair value of the Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 293-A:13 of the NHBCA; provided, however, that if any holder of Dissenting Shares fails to satisfy the requirements of the NHBCA the shareholder is not entitled to payment for the shares, and such holder or holders (as the case may be) shall forfeit the right to dissent and such shares of Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent solely the right to receive the Cash Consideration as provided in 3.5(a) below, and cash in lieu of fractional shares of Buyer Common Stock payable in respect of such shares of Company Common Stock. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and

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Buyer shall have the right to participate in all Company negotiations and proceedings with respect to such demands. The Company shall not settle, make any payments with respect to, or offer to settle, any claim with respect to Dissenting Shares without the written consent of Buyer.

     3.5 Election Procedures.

          (a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by Buyer and reasonably satisfactory to the Company (the "Exchange Agent")) in such form as the Company and Buyer shall mutually agree (the "Election Form"), shall be mailed no later than 15 calendar days prior to the anticipated Effective Time (the "Mailing Date") to each holder of record of Company Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit each holder of record of Company Common Stock as of the Election Form Record Date (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"),
     (iii) elect to receive the Cash Consideration with respect to one half of such holder's shares and the Stock Consideration with respect to one half of such holder's shares (a "Mixed Election") or (iv) make no election with respect to the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"), provided, that, notwithstanding any other provision of this Agreement, other than paragraph (e) of this Section 3.5, 50% of the total number of shares of Company Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of Company Common Stock shall be converted into the Cash Consideration. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities may submit multiple Election Forms, provided, that such nominee, trustee, or other representative certifies that each such Election Form covers all the shares of Company Common Stock held by such nominee, trustee, or other representative for a particular beneficial owner. Shares of Company Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as "Cash Election Shares." Shares of Company Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of Company Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as "Non-Election Shares." The aggregate number of shares of Company Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number." Any Dissenting Shares shall be deemed to be Cash Election Shares, and the holders thereof shall in no event receive consideration comprised of Buyer Common Stock with respect to such shares.

          (b) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th calendar day following but not including the Mailing Date (or such other time and date as Buyer and the Company may mutually agree) (the "Election Deadline").

          (c) An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a holder of Company Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder's Election Form prior to the Election Deadline, the shares of Company Common Stock held by such holder shall be designated Non-Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

          (d) Within five Business Days after the later to occur of the Election Deadline or the Effective Time, Buyer shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

               (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.3 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                    (A) if the Shortfall Number is less than or equal to the
               number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.3 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                    (B) if the Shortfall Number exceeds the number of
               Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.3 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

          (e) Notwithstanding anything in this Article III to the contrary, if the aggregate value of the Stock Consideration to be delivered as of the Effective Time less the amount of cash paid in lieu of fractional shares of Buyer Common Stock pursuant to Section 3.3 (the "Stock Value") is less than 40% of the sum of (i) the aggregate value of the Merger Consideration to be delivered as of the Effective Time, plus (ii) the value of any consideration described in Treasury Regulations Section 1.368-1(e)(1)(ii), plus (iii) cash paid to holders of Dissenting Shares, plus (iv) the value of any consideration paid by Buyer or any of its Subsidiaries (or any "related person" to Buyer or any of its Subsidiaries within the meaning of Treasury Regulations Section 1.368-1(e)(3)) to acquire shares of Company Common Stock prior to the Effective Time (such sum, the "Aggregate Value"), then Buyer shall reduce the number of shares of outstanding Company Common Stock entitled to receive the Cash Consideration and correspondingly increase the number of shares of Company Common Stock entitled to receive the Stock Consideration by the minimum amount necessary to cause the Stock Value to equal 40% of the Aggregate Value, provided, that in no event shall Buyer be required to issue in the Merger (either by conversion of Company Common Stock issued pursuant to the Merger or the exercise of rights and warrants issued pursuant to the Merger) aggregate shares of Buyer Common Stock in excess of 15.0% of the total number of shares of Buyer Common Stock outstanding immediately before the Merger.

     3.6 Exchange Procedures.

          (a) On or before the Closing Date, for the benefit of the holders of Certificates, (i) Buyer shall reserve for issuance a sufficient number of shares of Buyer Common Stock and deliver, or shall cause to be delivered, to the Exchange Agent, for exchange in accordance with this Article III, certificates representing the shares of Buyer Common Stock issuable pursuant to this Article III ("New Certificates") and (ii) Buyer shall deliver, or shall cause to be delivered, to the Exchange Agent an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III, (including the estimated amount of cash to be paid in lieu of fractional shares of Buyer Common Stock) (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund").

          (b) As soon as practicable after the Effective Time, and provided, that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange

     Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with an Election Form, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to Sections 3.1 and 3.5 of this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of shares of Buyer Common Stock (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement, (ii) a check representing that amount of cash (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement and/or (iii) a check representing the amount of cash (if any) payable in lieu of a fractional share of Buyer Common Stock which such former holder has the right to receive in respect of the Certificate surrendered pursuant to this Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.6(b), each Certificate (other than Certificates representing Treasury Stock or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in Sections 3.1 and 3.5 and any unpaid dividends and distributions thereon as provided in paragraph
     (c) of this Section 3.6. No interest shall be paid or accrued on any cash constituting Merger Consideration (including any cash in lieu of fractional shares) and any unpaid dividends and distributions, if any, payable to holders of Certificates.

          (c) No dividends or other distributions with a record date after the Effective Time with respect to Buyer Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.6. After the surrender of a Certificate in accordance with this Section 3.6, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock represented by such Certificate.

          (d) The Exchange Agent and Buyer, as the case may be, shall not be obligated to deliver cash and/or a New Certificate or New Certificates representing shares of Buyer Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.6, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be required in each case by Buyer. If any New Certificates evidencing shares of Buyer Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer, and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a New Certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Buyer. Any shareholders of the Company who have not theretofore complied with Section 3.6(a) shall thereafter look only to Buyer for the Merger Consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Buyer Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (f) Buyer (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Buyer is required to deduct and withhold under applicable law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Buyer.

     3.7 Anti-Dilution Provisions. In the event Buyer or the Company changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Buyer Common Stock or Company Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Buyer Common Stock or Company Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that no such adjustment shall be made with regard to Buyer Common Stock if Buyer issues additional shares of Buyer Common Stock and receives consideration for such shares in a bona fide third party transaction.

     3.8 Options. Prior to and effective as of the Effective Time and subject to the provisions of the Company Stock Option Plans, the Company shall take all actions necessary to terminate the Company Stock Option Plans and shall provide written notice to each holder of a then outstanding stock option to purchase shares of Company Common Stock pursuant to the Company Stock Option Plans (each, a "Company Stock Option") that such Company Stock

Option shall be, as of the date of such notice, exercisable in full in accordance with its terms and that, if such Company Stock Option is not exercised or otherwise terminated before the Effective Time, such holder shall be entitled, subject to the terms of the applicable Company Stock Option Plan, to receive in cancellation of such Company Stock Option, immediately prior to the Effective Time, a cash payment from the Company in an amount equal to the product of (x) the number of shares of Company Common Stock provided for in such Company Stock Option and (y) the excess, if any, of the Cash Consideration over the exercise price per share provided for in such Company Stock Option, which cash payment shall be treated as compensation and shall be net of any applicable federal or state withholding tax. The Company agrees to use its best efforts to obtain prior to the Effective Time from each holder of a Company Stock Option a written agreement that such holder's options will be treated as set forth in the preceding sentence, provided, however, no such agreement need be obtained with respect to "incentive" stock options which such holder has exercised no later than five days prior to the Effective Time and has elected to receive in exchange for the Buyer Common Stock received upon the exercise of such options the Stock Consideration. The Company shall be permitted to take such actions as may be necessary to accelerate the vesting of such incentive stock options to permit such exercise.

             ARTICLE IV - COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 Company Forbearances. From the date hereof until the Effective Time, except as set forth in the Company Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of Buyer, the Company will not, and will cause its Subsidiaries not to:

          (a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or, fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would
     (i) adversely affect the ability of any party to obtain any necessary approval of any Regulatory Authority required for the transactions contemplated hereby or (ii) adversely affect its ability to perform any of its material obligations under this Agreement.

          (b) Stock. (i) Other than pursuant to Rights or other stock options or stock-based awards outstanding as of the date hereof and listed on the Company Disclosure Schedule, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, stock appreciation rights or any Rights, any stock appreciation rights or any Rights or take any action related to such issuance or sale, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional shares of stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, stock appreciation rights or any Rights, any stock appreciation rights or any Rights to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights, or accelerate the vesting of any existing such stock options, stock appreciation rights or other stock-based employee rights, or (iv) change (or establish a record date for changing) the number of, or provide for the exchange of, shares of its stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, stock appreciation rights or any Rights, any stock appreciation rights or any Rights issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to its outstanding stock or any other such securities.

          (c) Dividends, Etc. (i) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, any shares of Company Common Stock other than (A) regular quarterly cash dividends on Company Common Stock in an amount not to exceed the rate payable on such Company Common Stock as of the date hereof, and (B) dividends from wholly-owned Subsidiaries to the Company or any wholly-owned subsidiary of the Company, as applicable or (ii) directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers, employees or consultants, or grant any salary or wage increase, or increase any employee benefit (including incentive or bonus payments), except for (i) normal increases in compensation to employees in the ordinary course of business consistent with past practice, provided, that all such increases in the aggregate shall not exceed 4% of the Company's current annual compensation, or in the case of an individual, 8% of such individual's current annual compensation or (ii) as may be required by law or (iii) to satisfy contractual obligations existing as of the date hereof or as otherwise disclosed on Schedules 4.1(e) and 5.3(n) of the Company Disclosure Schedule.

          (e) Benefit Plans. Except as may be required by (i) applicable law,
     (ii) to satisfy contractual obligations existing as of the date hereof and disclosed on Schedule 5.3(n) of the Company Disclosure Schedule, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any director, officer or other employee of the Company or any of its Subsidiaries, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder except as disclosed on
     Schedule 4.1(e) of the Company Disclosure Schedule.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

          (g) Governing Documents. Amend its articles of incorporation or bylaws (or equivalent documents).

          (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

          (i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $100,000 individually or $500,000 in the aggregate.

          (j) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 4.1, enter into or terminate any Company Material Contract or amend or modify in any material respect any of its existing Company Material Contracts.

          (k) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and any of its Subsidiaries of an amount which exceeds $100,000 and/or would impose any material restriction on the business of the Company or create precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole.

          (l) Banking Operations. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Regulatory Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

          (m) Derivatives Contracts. Enter into any derivatives contract, except in the ordinary course of business consistent with past practice.

          (n) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, federal home loan bank advances, and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

          (o) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not permissible for a national bank or (ii) any other debt security other than in the ordinary course of business consistent with past practice.

          (p) Loans. Make any loan, loan commitment, letter of credit or other extension of credit other than in the ordinary course of business consistent with past practice.

          (q) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

          (r) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations by GAAP.

          (s) Loan Policies. Change its loan policies or procedures in effect as of the date hereof, except as required by any Regulatory Authority.

          (t) Adverse Actions. (i) Knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or
     (ii) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

          (u) Settlement of Claims. Settle any material claim, action or proceeding, except after obtaining the prior written consent of Buyer.

          (v) Agreements. Agree or commit to do anything prohibited by this
     Section 5.1.

     4.2 Buyer Forbearances. From the date hereof until the Effective Time, except as set forth in the Buyer Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of the Company, Buyer will not, and will cause each of its Subsidiaries not to knowingly take any action that would, or would be reasonably likely to, (i) prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

     5.1 Disclosure Schedules. On or prior to the date hereof, Buyer has delivered to the Company a schedule (the "Buyer Disclosure Schedule") and the Company has delivered to Buyer a schedule (the "Company Disclosure Schedule and together with the Buyer Disclosure Schedule, sometimes referred to herein as "Disclosure Schedule") listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, however, that (i) no such item is required to be set forth on a Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 5.2, and (ii) the mere inclusion of an item on a Disclosure Schedule shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect. For purposes of the Disclosure Schedules, any item disclosed on any schedule therein shall be deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent it is reasonably clear on the face of such Disclosure Schedule that such item applies to such other schedule.

     5.2 Standard. No representation or warranty of the Company contained in
Section 5.3 or Buyer contained in Section 5.4 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Sections 5.3 and 5.4, has had or is reasonably expected to have a Material Adverse Effect; provided, however, that the foregoing standard shall not apply to representations and warranties contained in subsections (b), (c), (d) and (e) of Sections 5.3 and 5.4 and subsection (n)(viii) of Section 5.3, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

     5.3 Representations and Warranties of the Company. Subject to Sections 5.1 and 5.2 and except as disclosed on the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer:

          (a) Organization, Standing and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire. The Company is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. The Company is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Company has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

          (b) Capitalization.

               (i) As of the date hereof, the authorized stock of the Company consists solely of 12,500,000 shares of Company Common Stock, of which, as of the date hereof, 5,190,253 shares were outstanding; 1,599,329 shares of Company Common Stock are directly or indirectly held by the Company as treasury stock; and 7,500,000 shares of preferred stock, par value $1.00 per share, none of which are outstanding. In addition, as of the date hereof, there are 430,572 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Stock Options. The outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and subject to no preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). As of the date hereof, there are no shares of the Company's capital stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to its capital stock, and the Company does not have, and is not bound, by any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement and as disclosed on Schedule 5.3(b) of the Company Disclosure Schedule.

               (ii) Except as set forth on Schedule 5.3(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company.

               (iii) Schedule 5.3(b) of the Company Disclosure Schedule sets forth as of the date hereof for each Company Stock Option, the name of the grantee, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the vesting schedule of each option, the number of shares of Company Common Stock that are currently exercisable and the exercise price per share.

          (c) Subsidiaries.

               (i) (A) Schedule 5.3(c) of the Company's Disclosure Schedule sets forth a true and complete list of all of the Company's Subsidiaries,
          (B) the Company owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any shares of its equity securities (other than to the Company or a wholly-owned Subsidiary of it), (E) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and (F) all of the equity of each such Subsidiary held by the Company are fully paid and nonassessable, not subject to preemptive or similar rights and are owned by the Company free and clear of any Liens.

               (ii) The Company does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

               (iii) Each of the Company's Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

          (d) Corporate Power. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

          (e) Corporate Authority. This Agreement and the transactions contemplated hereby, subject to approval by the holders of a majority of the shares of Company Common Stock entitled to vote thereon, have been authorized by all necessary corporate action of the Company and the Board of Directors of the Company (the "Company Board") on or prior to the date hereof.

     The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general principles of equity).

          (f) No Defaults. Subject to the receipt of Regulatory Approvals, and expiration of waiting periods referred to in Section 7.2, if any, and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger and Bank Merger) by the Company do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, the Company's articles of incorporation or bylaws, or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

          (g) SEC Documents; Financial Reports; and Regulatory Reports.

               (i) The Company's Annual Report on Form 10-K, as amended through the date hereof, for the fiscal year ended December 31, 2001 (the "Company 2001 Form 10-K"), and all other reports, registration statements, definitive proxy statements or information statements required to be filed by the Company or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, "Company SEC Documents"), with the SEC, and all of the Company SEC Documents filed with the SEC, in the form filed or to be filed, (A) complied or will comply in all respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Company SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Company SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except for those liabilities that are fully reflected or reserved against in the most recent consolidated balance sheet of the Company and any of its Subsidiaries (the "Company Balance Sheet") contained in the Company 2001 Form 10-K and, except for liabilities reflected in Company SEC Documents filed prior to the date hereof or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2001, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, either alone or where combined with all similar liabilities, has had or could have a Material Adverse Effect on the Company.

               (ii) Since December 31, 1996, the Company has duly filed with the FRB, the FDIC, the New Hampshire Bank Commissioner and any other applicable Regulatory Authority, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all respects complete and accurate in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of it by the FRB, the FDIC, the New Hampshire Bank Commissioner or any other applicable Regulatory Authority, the Company was not required to correct or change any action, procedure or proceeding which it believes has not been corrected or changed as required.

          (h) Articles of Incorporation; Bylaws; Corporate Records. The Company has made available to Buyer a complete and correct copy of the articles of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. Such articles of incorporation and bylaws are in final form and effect. The minute books of the Company and each of its Subsidiaries contain true and complete records of all meetings held or true and complete records of all other corporate actions of their respective shareholders and boards of directors (including committees of their respective boards of directors).

          (i) Litigation; Regulatory Action.

               (i) No litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries, and, to the best knowledge of the Company, no litigation, claim or proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

               (ii) Neither the Company nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the FDIC, and the New Hampshire Bank Commissioner) or the supervision or regulation of the Company or any of its Subsidiaries (each individually a "Regulatory Authority," and collectively, the "Regulatory Authorities").

               (iii) Neither the Company nor any of its Subsidiaries, has been advised by a Regulatory Authority that it will issue, or is aware of any facts which could give rise to the issuance by any Regulatory Authority or is aware that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

          (j) Compliance with Laws. Each of the Company and its Subsidiaries:

               (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

               (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of the Company, no suspension or cancellation of any of them is threatened; and

               (iii) has received, since December 31, 1996, no notification or communication from any Regulatory Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization, (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to the best knowledge of the Company, do any grounds for any of the foregoing exist) or (D) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by the Company within a certain time period or indefinitely.

          (k) Contractual Defaults. Neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) No Brokers. No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against the Company for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for the fees payable to Sandler O'Neill & Partners, L.P. and Keefe, Bruyette and Woods, Inc. disclosed on Schedule 5.3(l) of the Company Disclosure Schedule.

          (m) Absence of Certain Changes or Events. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, in the Company's Proxy Statement filed with respect to its 2002 Annual Meeting of shareholders, in the Company 2001 Form 10-K, or as otherwise expressly permitted or expressly contemplated by this Agreement, since December 31, 2001, the Company and its Subsidiaries have not incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), except in the ordinary course of their business consistent with their past practices, nor has there been (i) any change in the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Company or any of its Subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or any of its Subsidiaries, and to the best knowledge of the Company, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (ii) any change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company's independent accountants, (iii) any entry by the Company or any of its Subsidiaries into any contract or commitment of (A) more than $200,000 or (B) $50,000 per annum with a term of more than one year, other than loans and loan commitments in the ordinary course of business, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with past practice, (v) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Company or any of its Subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Company or any of its Subsidiaries, (vi) any material election made by the Company or any of its Subsidiaries for federal or state income tax purposes, (vii) any material change in the credit policies or procedures of the Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any respect, (viii) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (ix) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

          (n) Employee Benefit Plans.

               (i) Schedule 5.3(n) of the Company Disclosure Schedule contains a true and complete list of all bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, disability, health, split-dollar, and life insurance plans or arrangements, all other employee benefit and fringe benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained by the Company, any of its Subsidiaries or any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or
          Section 414 of the Code (an "ERISA Affiliate"), for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing (collectively, the "Company Compensation and Benefit Plans").

               (ii) True and complete copies of the Company Compensation and Benefit Plans (as amended to date) along with the following have been delivered to Buyer: (A) the most recent IRS determination or approval letter with respect to such Company Compensation and Benefit Plans under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (B) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (C) the three most recent actuarial valuation reports completed with respect to such Company Compensation and Benefit Plans; (D) the summary plan description for such Company Compensation and Benefit Plans, (or other descriptions of such Company Compensation and Benefit Plans provided to employees) and all modifications thereto; (E) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Company Compensation and Benefit Plans; (F) any registration statement or other filing made pursuant to any federal or state securities law and (G) all correspondence to and from any state or federal agency within the last three years with respect to such Company Compensation and Benefit Plans.

               (iii) Each of the Company Compensation and Benefit Plans has been administered in accordance with the terms thereof and applicable law. All of the Company Compensation and Benefit Plans which are "employee benefit plans" within the meaning of Section 3(3) of ERISA, (other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans")), (the "Company Plans"), to the extent subject to ERISA, are in compliance with ERISA, the Code and all other applicable laws and there has been no "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code. Each of the Company Compensation and Benefit Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Company Pension Plan") and which is intended to be qualified under
          Section 401(a) of the Code has received a favorable determination letter from the IRS regarding its qualification and has, in fact, been qualified under Section 401(a) from the effective date of such Company Pension Plan through and including the Closing. There is no pending or, to the best knowledge of the Company, threatened litigation or governmental audit, examination or investigation relating to any of the Company Compensation and Benefit Plans. Each asset held under any such Company Pension Plan may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Company Pension Plan.

               (iv) No liability under Title IV of ERISA has been or is expected to be incurred by the Company with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, or the single-employer plan of any ERISA Affiliate. None of the Company, its Subsidiaries or any ERISA Affiliate has ever maintained a Multiemployer Plan. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Company Pension Plan or by any ERISA Affiliate or will be required to be filed as a result of the transactions contemplated hereby.

               (v) All contributions, premiums and payments required to be made under the terms of any Company Compensation and Benefit Plan have been timely made or have been accrued on the balance sheets contained in the Company SEC Documents. Neither any Company Pension Plan nor any of the ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or
          Section 302 of ERISA. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

               (vi) Under each Company Pension Plan, as of the last day of the most recent plan year ended prior to the date hereof, the projected benefit obligations (as determined in accordance with Financial Accounting Standard No. 87) did not exceed the then current value of the assets of such Plan, and, except as disclosed on Schedule 5.3(n) of the Company Disclosure Schedule, there has been no adverse change in the financial condition of such Plan (with respect to either assets or benefits) since the last day of the most recent Plan year.

               (vii) The Company does not have any obligations under any Company Compensation and Benefit Plans to provide benefits, including death or medical benefits, with respect to employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service other than (A) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (B) retirement or death benefits under any Company Pension Plan, (C) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (D) benefits in the nature of severance pay or (E) benefits the full cost of which are borne by the former employee or such employee's beneficiary.

               (viii) Except as disclosed on Schedule 5.3(n) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director, officer, or any employee of the

          Company or any of its Subsidiaries under any Company Compensation and Benefit Plans or otherwise from the Company or any ERISA Affiliate,
          (B) increase any benefits otherwise payable under any Company Compensation and Benefit Plans or (C) result in any acceleration of the time of payment or vesting of any such benefit.

               (ix) The Company Compensation and Benefit Plans may be amended, terminated, or otherwise modified by the Company or an ERISA Affiliate to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Company Compensation and Benefit Plan and no employee communications or provision of any Company Compensation and Benefit Plan document has failed to effectively reserve the right of the Company or its ERISA Affiliates, to so amend, terminate or otherwise modify such Company Compensation and Benefit Plans.

               (x) For purposes of this Section 5.3(n), an entity "maintains" Company Compensation and Benefit Plans if such entity sponsors, contributes to, or provides benefits under or through such Company Compensation and Benefit Plans, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Company Compensation and Benefit Plans, or if such Company Compensation and Benefit Plans provide benefits to or otherwise cover current or former employees or directors of such entity (or their spouses, dependents, or beneficiaries).

          (o) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations
     Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment. No work stoppage involving the Company or any of its Subsidiaries is pending, or to the best knowledge of the Company's management, threatened. Neither the Company nor any of its Subsidiaries is involved in, or, to the best knowledge of the Company's management, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters that might reasonably be expected to interfere in any respect with the respective business activities represented by any labor union, and to the best knowledge of the Company's management, no labor union is attempting to organize employees of the Company or any of its Subsidiaries.

          (p) Takeover Laws. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "business combination," "control share," "fair price" or other takeover defense laws and regulations (collectively, "Takeover Laws"), if any, of the State of New Hampshire.

          (q) Insurance. The Company and each of its Subsidiaries is insured, and during each of the past three calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice customarily be insured and has maintained all insurance required by applicable laws and regulations. Schedule 5.3(q) of the Company Disclosure Schedule lists all insurance policies maintained by the Company and each of its Subsidiaries as of the date hereof. All of the policies and bonds maintained by the Company or any of its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and, to the best knowledge of the Company, no such claim has been denied.

          (r) Environmental Matters.

               (i) Except as disclosed on Schedule 5.3(r) of the Company Disclosure Schedule, each of the Company and its Subsidiaries and each property owned by either of them (the "Owned Property") and, to the best knowledge of the Company, the Loan Properties (as hereinafter defined), are, and have been, in compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the EPA or state and local agencies with jurisdiction over pollution or protection of the Environment (as hereinafter defined).

               (ii) There is no suit, claim, action or proceeding pending or, to the best knowledge of the Company, threatened, before any Governmental Authority or other forum in which the Company or any of its Subsidiaries, or any Owned Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (A) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (B) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) at or on a site owned, leased or operated by the Company or any of its Subsidiaries.

               (iii) To the best knowledge of the Company, there is no suit, claim, action or proceeding pending or threatened, before any Governmental Authority or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (A) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (B) relating to the release into or presence in the Environment of any Hazardous Material or Oil whether or not occurring at or on a site owned, leased or operated by a Loan Property.

               (iv) Except as set forth on Schedule 5.3(r) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor to the best knowledge of the Company, any Loan Property, has received any written notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (ii) or (iii) of this
          Section 5.3(r) could reasonably be based. No facts or circumstances have come to the Company's attention which have caused it to believe that a suit, claim, action or proceeding as described in subsection
          (ii) or (iii) of this Section 5.3(r) could reasonably be expected to occur.

               (v) During the period of (A) the Company's or any of its Subsidiaries ownership or operation of any of their respective current properties or (B) the Company's or any of its Subsidiaries holding of a security interest in a Loan Property, to the best knowledge of Company, there has been no release or presence of Hazardous Material or Oil in, on, under or affecting such property or Loan Property. To the best knowledge of the Company, prior to the period of (A) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties or any previously owned or operated properties, or (B) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material or Oil in, on, under or affecting any such property or Loan Property.

               (vi) Neither the Company nor any of its Subsidiaries is an owner or operator of any Loan Property and there are no Participation Facilities.

               (vii) The following definitions apply for purposes of this
          Section 5.3(r): (A) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term means the owner or operator of such property; (B) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property; (C) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any other federal, state, or local environmental law, regulation or requirement; (D) "Oil" means oil or petroleum of any kind --- or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq., or any other federal, state, or local environmental law, regulation or requirement; and (E) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

          (s) Taxes and Tax Returns. Except as set forth on Schedule 5.3(s) of the Company Disclosure Schedule:

               (i) The Company and each of its Subsidiaries have, since December 31, 1996, timely filed in correct form all Tax Returns that were required to be filed by either of them on or prior to the date hereof, and have paid all Taxes owed by them (whether or not show as due on any Tax Returns).

               (ii) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes, other than such additional Taxes as are being contested in good faith and which are described on Schedule 5.3(s) of the Company Disclosure Schedule. The Tax Returns of the Company and its Subsidiaries have been examined by the IRS or other taxing authority, as applicable, for all years through 1993 and any liability with respect thereto has been satisfied. There are no disputes pending or written claims asserted for Taxes or assessments upon either the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been requested to give, or has given, any currently effective waivers extending the statutory period of limitation applicable to any Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against the Company or any of its Subsidiaries. To the best knowledge of the Company, no Tax Return of Company or any of its Subsidiaries is now under examination by any applicable taxing authority. There are no liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

               (iii) Adequate provision has been made on the Company Balance Sheet for all Taxes of the Company and its Subsidiaries in respect of all periods through the date hereof. In addition, (A) proper and accurate amounts have been withheld by each of the Company and its Subsidiaries from its respective employees for all prior periods in compliance in all respects with the tax withholding provisions of applicable federal, state, county and local laws; (B) federal, state, county and local returns which are accurate and complete in all respects have been filed by the Companies for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes; and (C) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Company in its consolidated financial statements included in the Company 2001 Form 10-K, or, respect to returns filed after the date hereof, will be so paid or provided for in the consolidated financial statements of the Company for the period covered by such returns. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice. The Company has made available to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company, or any of its Subsidiaries filed or received since December 31, 1999.

               (iv) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes.

               (v) Neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which the Company was the parent.

               (vi) Except as disclosed on Schedule 5.3(s)(vi) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code Section 280G. Neither the Company nor any of its Subsidiaries has filed a consent under Code section 341(f) concerning collapsible corporations.

               (vii) No property of the Company or any of its Subsidiaries is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

               (viii) None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) closing agreement as described in Code section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; (B) intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local, or foreign income Tax law); (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) pre paid amount received on or prior to the Closing Date.

               (ix) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code section 355 or section 361.

          (t) Intellectual Property. The Company or its Subsidiaries owns or, to the best knowledge of the Company, possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their businesses, each without payment, and neither the Company nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the rights of others. The Company and its Subsidiaries, has performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

          (u) Tax Treatment; Accounting Treatment. As of the date hereof, the Company is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

          (v) Material Agreements; Defaults.

               (i) Except as set forth on Schedule 5.3(v) of the Company Disclosure Schedule or the index of exhibits in the Company's Annual Reports on Forms 10

          K for the years ended December 31, 2001, 2000, and 1999, and except for this Agreement and the transactions contemplated hereby, neither the Company nor any of its Subsidiaries is a party to or is bound by
          (A) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Company, except entered into in the ordinary course of business; (B) any written (or oral) agreement, arrangement, or commitment relating to the employment, including without limitation, employment as a consultant of any person or the election or retention in office or severance of any present or former director or officer of the Company or any of its Subsidiaries; (C) any contract, agreement, or understanding with any labor union; (D) any agreement by and among the Company or any of its Subsidiaries, and/or any affiliate thereof; (E) any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company as of the date hereof that has not been filed as an exhibit to the Company 2001 Form 10-K; (F) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement would result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer or employee thereof, (G) any agreement, arrangement or commitment (whether written or oral) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice involving the payment of in excess of $100,000 per annum, individually or $200,000 in the aggregate (H) any agreement, arrangement or commitment (whether written or oral) which restricts the conduct of any line of business by the Company or any of its Subsidiaries, or (I) any agreement, arrangement or commitment (whether written or oral) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company has previously delivered to Buyer true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Company or any of its Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this
          Section 5.3(v), whether or not set forth on Schedule 5.3(v) of the Company Disclosure Schedule, is referred to herein as a "Company Material Contract."

               (ii) (A) To the best knowledge of the Company, each Company Material Contract listed on Schedule 5.3(v) of the Company Disclosure
          Schedule is legal, valid and binding upon the Company or its Subsidiaries, as the case may be, and in full force and effect, (B) the Company and each of its Subsidiaries has in all respects performed all obligations required to be performed by it to date under each such Company Material Contract, and (C) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Material Contract.

          (w) Property and Leases.

               (i) Each of the Company and each of its Subsidiaries has good and marketable title to all the real property and all other property owned by it and included in the Company Balance Sheet, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens that secure liabilities that are reflected in the ----- Company Balance Sheet or incurred in the ordinary course of business after the date of the Company Balance Sheet, (B) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (C) inchoate mechanics' and materialmen's Liens for construction in progress, (D) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or any of its Subsidiaries consistent with past practice, (E) all matters of record, Liens and other imperfections of title and encumbrances which, either individually or in the aggregate, would not be material, and (F) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any FRB or Federal Home Loan Bank, interbank credit facilities, or any transaction by the Company's Subsidiaries acting in a fiduciary capacity.

               (ii) Each lease of real property to which the Company or any of its Subsidiaries is a party requiring rental payments in excess of $500,000 during the period of the lease, and all amendments and modifications thereto, is in full force and effect, and there exists no default under any such lease by the Company or any of its Subsidiaries nor, to the best knowledge of the Company, any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any of its Subsidiaries, except for such defaults which, individually, or in the aggregate, would not result in the forfeiture of the use or occupancy of the property covered by such lease.

          (x) Regulatory Approvals. As of the date hereof, the Company is not aware of any reason why the approvals of the Regulatory Authorities will not be received.

          (y) Loans; Nonperforming and Classified Assets.

               (i) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the Company's or any of its Subsidiaries' books and records, was made and has been serviced in accordance with the Company's lending standards in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditor's rights and to general equity principles. The Company has previously delivered to Buyer true, accurate and complete copies of its lending policies.

               (ii) Schedule 5.3(y) of the Company Disclosure Schedule discloses as of September 30, 2002: (A) any Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the best knowledge of the Company, in default of any other provision thereof; (B) each Loan which has been classified as "other loans specially maintained," "classified," "criticized," "substandard," "doubtful," "credit risk assets," "watch list assets," "loss" or "special mention" (or words of similar import) by the Company, its Subsidiaries or a Regulatory Authority (the "Classified Loans"); (C) a listing of the real estate owned, acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; (D) each Loan with any director, executive officer or five percent or greater shareholder of the Company, or to the best knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All Loans which are classified as "Insider Transactions" by Regulation O of the FRB have been made by the Company or any of its Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

               (iii) The Company shall promptly after the end of each quarter after the date hereof and upon Closing inform Buyer of the amount of Loans subject to each type of classification of the Classified Loans.

          (z) Allowance for Loan Losses. The allowance for loan losses reflected in the Company SEC Documents and financial statements filed therewith, as of their respective dates, is adequate under GAAP and all regulatory requirements applicable to financial institutions.

          (aa) Trust Accounts. Neither the Company nor any of its Subsidiaries conduct any trust business.

          (bb) Derivative Transactions. Neither the Company nor any of its Subsidiaries is engaged in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments except as agent on the order and for the account of others or in connection with mortgage loan secondary market activities in the ordinary course of business consistent with the Company's past practices.

          (cc) Repurchase Agreements. With respect to all agreements pursuant to which the Company or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, the Company or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and, as of the date hereof, the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (dd) Deposit Insurance. The Company's Subsidiary, Granite Bank, has its deposits insured by the FDIC in accordance with the FDIA to the fullest extent permitted by law, and each Subsidiary has paid all premiums and assessments and filed all reports required by the FDIA. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of the Company, threatened.

          (ee) CRA, Anti-money laundering and Customer Information Security. Neither the Company nor any of its Subsidiaries is aware of, has been advised of, nor has reason to believe that any facts or circumstances exist which would cause the Company's Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory"; or (ii) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by the Company's Subsidiaries pursuant to 12 CFR Part 364. Furthermore, the Company Board has adopted and implemented an anti-money laundering program that meets the requirements of
     Section 352 of the USA Patriot Act and the regulations thereunder.

          (ff) Proxy Statement; Company Information. The information relating to the Company and its Subsidiaries to be contained in the Proxy Statement/Prospectus as described in Section 6.3 hereof, and any other documents filed with the SEC in connection herewith, will not, on the date the Company Proxy Statement/ Prospectus is first mailed to shareholders of the Company or at the time of the Company Meeting, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The Company Proxy Statement/ Prospectus will comply in all respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          (gg) Deposit/Loan Agreements. The deposit and loan agreements of the Company and its Subsidiaries comply with all applicable laws, rules and regulations.

          (hh) Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Company Disclosure Schedule and, including without limitation, the Company SEC documents as the same may be updated as of the date hereof, furnished to Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

          (ii) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is the only vote of any class of capital stock of the Company required by the NHBCA, the articles of organization of the Company or the bylaws of the Company to approve this Agreement and approve the transactions contemplated hereby.

     5.4 Representations and Warranties of Buyer. Subject to Sections 5.1 and
5.2 and except as disclosed on the Buyer Disclosure Schedule, Buyer hereby represents and warrants to Company:

          (a) Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont. Buyer is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. Buyer is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires Buyer to be so qualified. Buyer has in effect all federal, state, local, and foreign governmental authorizations necessary for Buyer to own or lease its properties and assets and to carry on its business as it is now being conducted.

          (b) Capitalization. As of the date hereof, the authorized stock of Buyer consists solely of 60,000,000 shares of Buyer Common Stock, of which, as of the date hereof, 31,949,900 shares were outstanding; 3,798,753 shares of Buyer Common Stock are directly or indirectly held by Buyer as treasury stock; and 1,000,000 shares of preferred stock, par value $100.00 per share, none of which are outstanding. The outstanding shares of Buyer's capital stock are validly issued, fully paid and nonassessable with no personal liability to the ownership thereof, and subject to no preemptive rights or similar rights (and were not issued in violation of any preemptive or similar rights). As of the date hereof, there are no shares of Buyer's capital stock authorized and reserved for issuance, Buyer does not have any Rights issued or outstanding with respect to its capital stock, and Buyer does not, and is not bound by, any commitment to authorize, issue or sell any such shares or Rights, except pursuant to this Agreement and as disclosed on Schedule 5.4(b) of the Buyer Disclosure Schedule.

          (c) Subsidiaries.

               (i) (A) Schedule 5.4(c) of the Buyer Disclosure Schedule lists all of Buyer's Subsidiaries together with the jurisdictions of organization of each Subsidiary, (B) except as disclosed on Schedule 5.4(c) of the Buyer Disclosure Schedule, Buyer owns, directly or indirectly, all of the issued and outstanding equity securities of each of Buyer's Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to Buyer) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any shares of its equity securities (other than to Buyer or a wholly-owned Subsidiary of it), (E) there are no contracts, commitments, understandings, or arrangements relating to Buyer's rights to vote or to dispose of such securities and (F) all of the equity securities of each such Subsidiary held by Buyer or its Subsidiaries are fully paid and nonassessable, not subject to preemptive or similar rights and are owned by Buyer or its Subsidiaries free and clear of any Liens.

               (ii) Except as disclosed on Schedule 5.4(c) of the Buyer Disclosure Schedule, Buyer does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

               (iii) Each of Buyer's Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdiction where its ownership or leasing of property or the conduct of its business requires Buyer to be so qualified.

               (d) Corporate Power. Each of Buyer and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Buyer has the corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

               (e) Corporate Authority. This Agreement and the transactions contemplated hereby, have been authorized by all necessary corporate action of Buyer and the Board of Directors of Buyer ("Buyer Board") on or prior to the date hereof. Buyer has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement is a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general principles of equity).

               (f) No Defaults. Subject to the receipt of Regulatory Approvals, and expiration of waiting periods referred to in Section 7.2, if any, and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger and Bank Merger) by Buyer do not and will not (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of Buyer or of any of its Subsidiaries or to which Buyer or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, Buyer's articles of incorporation or bylaws, or (iii) require the consent or approval of any third party or Regulatory Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

               (g) SEC Documents; Financial Reports; and Regulatory Reports.

                    (i) Buyer's Annual Report on Form 10-K, as amended through the date hereof, for the fiscal year ended December 31, 2001 (the "Buyer 2001 Form 10-K"), and all other reports, registration statements, definitive proxy statements or information statements required to be filed by Buyer or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, "Buyer SEC Documents"), with the SEC, and all of Buyer SEC Documents filed with the SEC, in the form filed or to be filed, (A) complied or will comply in all respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Buyer SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such Buyer SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except for those liabilities that are fully reflected or reserved against in the most recent consolidated balance sheet of the Buyer and its Subsidiaries (the "Buyer Balance Sheet") contained in the Company 2001 Form 10-K and, except for liabilities reflected in Company SEC documents filed prior to the date hereof or incurred in the ordinary course of business consistent with past practices or in connection with this Agreement, since December 31, 2001, neither the Buyer nor its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, either alone or where combined with all similar liabilities, has had or could have a Material Adverse Effect on Buyer.

                    (ii) Since December 31, 1996, Buyer has duly filed with the
               FRB, the FDIC, the Vermont Bank Commissioner and the Maine Superintendent of Banks and any other applicable Regulatory Authority, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer by the FRB, the FDIC, the Vermont Bank Commissioner or any other applicable Regulatory Authority, Buyer was not required to correct or change any action, procedure or proceeding which it believes has not been corrected or changed as required.

          (h) Articles of Incorporation; Bylaws; Corporate Records. Buyer has made available to the Company a complete and correct copy of the articles of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of Buyer and each of its Subsidiaries. Such articles of incorporation and bylaws are in final form and effect. The minute books of Buyer and each of its Subsidiaries contain true and complete records of all meetings held or true and complete records of all other corporate actions of their respective shareholders and boards of directors (including committees of their respective boards of directors).

          (i) Litigation; Regulatory Action.

               (i) No litigation, claim or other proceeding before any court or governmental agency is pending against Buyer or any of its Subsidiaries, and, to the best of its knowledge, no litigation, claim or proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

               (ii) Neither Buyer nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, agreement memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to any Regulatory Authority (including, without limitation, the FRB, the FDIC, the Vermont Bank Commissioner or the Maine Superintendent of Banks or the supervision or regulation of Buyer or any of its Subsidiaries.)

               (iii) Neither Buyer nor any of its Subsidiaries, has been advised by a Regulatory Authority that it will issue, or is aware of, any facts which could give rise to the issuance, by any Regulatory Authority or is aware that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

          (j) Compliance with Laws. Each of Buyer and its Subsidiaries:

               (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

               (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Buyer, no suspension or cancellation of any of them is threatened; and

               (iii) has received, since December 31, 1996, no notification or communication from any Regulatory Authority (A) asserting that Buyer or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Regulatory Authority enforces, (B) threatening to revoke any license, franchise, permit, or governmental authorization, (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to the best knowledge of Buyer, do any grounds for any of the foregoing exist) or
          (D) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by Buyer within a certain time period or indefinitely.

          (k) Employee Benefit Plans.

               (i) Schedule 5.4(k) of the Buyer Disclosure Schedule contains a true and complete list of all pension, restricted stock and stock option plans, all medical, dental, disability, health and life insurance plans maintained by Buyer, any of its Subsidiaries or any ERISA Affiliate, for the benefit of employees of any of the foregoing (collectively, the "Buyer Compensation and Benefit Plans").

               (ii) Each Buyer Compensation and Benefit Plan has been administered in accordance with the terms thereof and applicable law. All Buyer Compensation and Benefit Plans which are "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than Multiemployer Plans, (the "Buyer Plans"), to the extent subject to ERISA, are in compliance with ERISA, the Code and all other applicable laws.

          (l) Tax Treatment; Accounting Treatment. As of the date hereof, Buyer is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

          (m) Regulatory Approvals. The Regulatory Approvals are necessary to consummate the Merger and related Bank Merger. As of the date hereof, Buyer is not aware of any reason why the Regulatory Approvals will not be received.

          (n) Proxy Statement; Company Information. The information relating to Buyer and its Subsidiaries to be contained in the Proxy Statement/Prospectus as described in Section 6.3 hereof, and any other documents filed with the SEC in connection herewith, will not, on the date the Proxy Statement/ Prospectus is first mailed to shareholders of the Company or at the time of the Company Meeting, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The Proxy Statement/ Prospectus will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          (o) Deposit Insurance. Buyer's bank Subsidiaries have their deposits insured by the Bank Insurance Fund of the FDIC in accordance with the FDIA to the fullest extent permitted by law, and each such Subsidiary has paid all premiums and assessments and filed all reports required by the FDIA. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of Buyer, threatened.

          (p) CRA, Anti-money laundering and Customer Information Security. Neither Buyer nor any of its Subsidiaries is aware of, has been advised of, nor has reason to believe that any facts or circumstances exist which would cause Buyer's Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than "satisfactory"; or (ii) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation;

     or (iii) to be deemed not to be in satisfactory compliance with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by Buyer's Subsidiaries pursuant to 12 CFR Part 364. Furthermore, Buyer Board has adopted and implemented an anti-money laundering program that meets the requirements of Section 352 of the USA Patriot Act and the regulations thereunder.

          (q) Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Buyer Disclosure Schedule and, including without limitation, the Buyer SEC Documents as the same may be updated as of the date hereof, furnished to the Company pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

                             ARTICLE VI - COVENANTS

     6.1 Reasonable Best Efforts.

          (a) Subject to the terms and conditions of this Agreement, each of the Company and Buyer agree to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including effecting all filings and obtaining (and cooperating with the other party hereto to obtain) any permit, consent, authorization, order or approval of, or any exemption by, any Regulatory Authority and any other third party that is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger and the transactions contemplated hereby, and using reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the Merger and the transactions contemplated hereby or seeking material damages, and each shall cooperate fully with the other party hereto to that end.

          (b) Each of the Company and Buyer shall promptly take, or cause its affiliates and Subsidiaries to take, if required by or necessary to resolve any objection of the DOJ or its staff, the FRB or its staff, the FDIC or its staff, the OCC or its staff, any state attorney general or its staff or any other governmental entity, in each case in order to consummate the Merger and the transactions contemplated hereby, all steps (including executing agreements and submitting to judicial or administrative orders) to secure regulatory approval or government clearance (including by avoiding or setting aside any preliminary or permanent injunction or other order of any United States federal or state court of competent jurisdiction or any other governmental authority), provided, however that in no event shall Buyer be required to take any such steps that Buyer reasonably determines would be a Burdensome Condition. Each of the Company and Buyer represents and warrants that such party's Subsidiaries have full power and authority to effect the transactions contemplated by this Section 6.1(b).

     6.2 Shareholder Approval.

          (a) Following the execution of this Agreement, the Company shall take, in accordance with applicable law, applicable Nasdaq rules and its articles of incorporation and bylaws, all action necessary to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and any other matter required to be approved by the shareholders of the Company in order to consummate the Merger and the transactions contemplated hereby (including any adjournment or postponement, the "Company Meeting").

          (b) Subject to Section 6.6 hereof, the Company shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Meeting are solicited in compliance with New Hampshire law, the articles of incorporation and bylaws of the Company, and all other applicable legal requirements.

          (c) Subject to Section 6.6 hereof, (i) the Company Board shall recommend that the Company's shareholders vote to approve this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Merger and the transactions contemplated hereby,
     (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the Company's shareholders vote in favor of and approve this Agreement, the Merger and any other matters required to be approved by the Company's shareholders for consummation of the Merger and the transactions contemplated hereby at the Company Meeting and (iii) neither the Company Board nor any committee thereof shall (A) withdraw, amend or modify, or publicly propose to withdraw, amend or modify, in a manner adverse to Buyer, the recommendation of the Company Board that the Company's shareholders vote in favor of and approve this Agreement, the Merger and the transactions contemplated hereby, (B) other than the Merger, approve or recommend, or propose publicly to approve or recommend an Acquisition Proposal, or (C) other than the Merger, cause the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to an Acquisition Proposal.

     6.3 Registration Statement.

          (a) Buyer and the Company agree to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by Buyer with the SEC in connection with the issuance of Buyer Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement/Prospectus") and all related documents). Each of Buyer and the Company agree to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Buyer also agrees to use reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to cooperate with Buyer and Buyer's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. After the Registration Statement is declared effective under the Securities Act, the Company, at its expense, shall promptly mail the Proxy Statement/Prospectus to its shareholders.

          (b) Each of Buyer and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Proxy Statement/Prospectus or any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Regulatory Authority in connection with the transactions contemplated hereby. Each of Buyer and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement is made not misleading. Each of Buyer and the Company further agrees that if it shall become aware prior to the Effective Date of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other party thereof and shall take the necessary steps to correct the Proxy Statement/Prospectus.

          (c) Buyer will advise the Company, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.4 Press Releases. Buyer and the Company will consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated by this Agreement and will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld, provided, however, that a party may, without the prior consent of the other party (but after consultation with the other party, to the extent practicable), issue such press release or public statements as may upon the advice of legal counsel, be required by applicable law or the rules and regulations of the NYSE or Nasdaq.

     6.5 Access; Information.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause its Subsidiaries to, afford the other parties and their officers, employees, counsel, accountants, advisors and other authorized representatives (collectively, "Representatives"), access, during normal business hours throughout the period prior to the Effective Date, to all of its properties, books, contracts, commitments and records (including, without limitation, work papers of independent auditors), and to its officers, employees, accountants, counsel or other representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to such other parties and its Representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws (other than reports or documents that Buyer or the Company, or their respective Subsidiaries, as the case may be, are not permitted to disclose under applicable law), and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. Neither Buyer nor the Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under the circumstances in which the restrictions of the preceding sentence apply.

          (b) Each party agrees that it and its Subsidiaries will not use any information obtained pursuant to this Section 6.5 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in, and subject to the provisions of, the Confidentiality Agreement, as if it were the party receiving the confidential information as defined therein). No investigation by the parties of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to a party's obligation to consummate the transactions contemplated by this Agreement.

     6.6 Acquisition Proposals.

          (a) The Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of the Company's or any of its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or take any action to facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries or the making of any offer or proposal regarding, or participate in any discussions or negotiations with, or provide any information to, any Person (other than Buyer and any of its Subsidiaries or Representatives) concerning any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, that the Company may furnish information to, and negotiate or otherwise engage in discussions with, any individual or entity that delivers a written proposal for an Acquisition Proposal that was not solicited, encouraged or facilitated after the date of this Agreement if and so long as (i) the Board of Directors of the Company determines (A) in good faith by a majority vote, based on the advice of its outside legal counsel, that failing to take such action would constitute a breach of its fiduciary duties under applicable laws and (B) that such a proposal is a Superior Proposal and (ii) prior to furnishing any information to such individual or entity, the Company shall enter into a confidentiality agreement that contains "standstill provisions" that are no less restrictive than the "standstill provisions" set forth in the paragraph captioned "Standstill" on page 2 of the Confidentiality Agreement, and otherwise is substantially similar to the Confidentiality Agreement. The Company immediately will cease, and shall cause each of its Subsidiaries and its

     Subsidiaries' representatives to cease, all existing activities, discussions and negotiations with any individual or entity conducted heretofore with respect to any Acquisition Proposal and request the return of all confidential information regarding the Company or any of its Subsidiaries provided to any such individual or entity prior to the date of this Agreement pursuant to the terms of any confidentiality agreements or otherwise, and the Company shall enforce and shall not waive any of the provisions of any such confidentiality agreement.

          (b) The Company Board shall be permitted to withdraw or modify in a manner adverse to Buyer (or not to continue to make) its recommendation to the Company's shareholders required under Section 6.2(c) and/or comply with Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal if, but only if, (i) in the opinion of the Company's outside counsel, such action is required, in response to an unsolicited bona fide written Superior Proposal, in order for the Company Board to comply with its fiduciary duties under applicable law, (ii) the Company has given Buyer five (5) business days' prior notice of its intention to do so and the Company Board has considered any changes to this Agreement proposed by Buyer, and has determined in accordance with the requirements set forth in the definition of "Superior Proposal" that following such proposed changes such unsolicited proposal remains a Superior Proposal and (iii) the Company has fully and completely complied with this Section 6.6. (provided, that the foregoing shall in no way limit or otherwise affect Buyer's right to terminate this Agreement pursuant to Section 8.1). Any such withdrawal, modification or change of the recommendation of the Company Board shall not change the approval of the Company Board for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated by this Agreement, including the Merger or the transactions contemplated by this Agreement.

          (c) From and after the execution of this Agreement, the Company shall promptly (and in no event later than 24 hours after receipt thereof) advise Buyer in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Acquisition Proposal (including the specific terms thereof and the identity of the other individual or entity or individuals or entities involved), and shall promptly inform Buyer (in no event later than 24 hours) of any changes or developments with respect to such Acquisition Proposal or its receipt of any request for information from the FRB, the DOJ, or any other governmental authority with respect to a proposed Acquisition Proposal, and promptly furnish to Buyer a copy of any such written proposal in addition to a copy of any information provided to or by any third party relating thereto. In addition, the Company shall promptly advise Buyer, in writing, if the Company Board makes any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of Section 6.6(a). Nothing contained in this Section 6.6 shall prohibit the Company from, at any time, taking and disclosing to the Company's shareholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the Exchange Act or making any disclosure required by Rule 14a-9 under the Exchange Act so long as the requirements set forth in this Section 6.6 are satisfied.

          (d) For the purposes of this Agreement, "Superior Proposal" shall mean a bona fide Acquisition Proposal made by a third party which was not solicited by the Company, any Subsidiary of the Company or any Representatives of the Company and which, in the good faith judgment of the Company Board, taking into account, to the extent deemed appropriate by the Company Board, the various legal, financial and regulatory aspects of the proposal and the person making such proposal (A) if accepted, is reasonably likely to be consummated, and (B) if consummated would, based upon advice of the Company's financial advisor, result in a transaction that is more favorable to the Company's shareholders, from a financial point of view, than the transactions contemplated by this Agreement. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (i) a merger, tender offer, recapitalization, or consolidation, or any similar transaction, involving the Company or any of its Subsidiaries, (ii) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of the Company or all or substantially all of the assets or deposits of any of the Subsidiaries of the Company, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 10% or more of the voting power of the Company or the Subsidiaries of the Company, or (iv) any substantially similar transaction.

     6.7 Affiliate Agreements.

          (a) Not later than the 15th day prior to the mailing of the Proxy Statement, the Company shall deliver to Buyer, a schedule of each Person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of the Company (each, an "Affiliate") within the meaning of Rule 145 promulgated by the SEC under the Securities Act.

          (b) The Company shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of the Company to execute and deliver to Buyer on or before the date of mailing of the Proxy Statement a written agreement to comply with the requirements of Rule 145 in connection with the sale or other transfer of Buyer Common Stock received in the Merger, in the form attached hereto as Exhibit A.

     6.8 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, as applicable, and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws, as now or hereafter in effect, that purports to apply to this Agreement or the transactions contemplated hereby.

     6.9 No Rights Triggered. Each of Buyer and the Company shall take all steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any person (a) under its articles of incorporation or bylaws, or (b) under any material agreement to which it or any of its Subsidiaries is a party.

     6.10 Shares Listed. Buyer shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, the shares of Buyer Common Stock to be issued to the holders of the Company Common Stock in the Merger.

     6.11 Regulatory Applications; Filings; Consents. Buyer and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (a) to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, any such approvals or authorizations required by the FRB, FDIC, the OCC and the Regulatory Authorities of the states in which Buyer, the Company and their respective Subsidiaries operate, (b) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (c) to cause the Merger to be consummated as expeditiously as practicable. Provided the Company has cooperated as required above, Buyer agrees to file the requisite applications to be filed by it with the FRB, FDIC, the OCC and the Regulatory Authorities of the States in which Buyer, the Company and their respective Subsidiaries operate. Each of Buyer and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     6.12 Indemnification; Directors' and Officers' Insurance.

          (a) Buyer agrees that all rights to indemnification and all limitations of liability existing in favor of any director or officer of the Company or its Subsidiaries (the "Indemnified Parties") as provided in the Company's articles of incorporation or bylaws or in the similar governing documents of the Company's Subsidiaries as in effect as of the date hereof (including without limitation the right to the advancement of expenses) with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided further, however, that nothing contained in this Section 6.12(b) shall be deemed to preclude the liquidation, consolidation or merger of the Company or any of its Subsidiaries, in which case all of such rights to indemnification and limitations on liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger and shall constitute rights which may be asserted against Buyer. Nothing contained in this Section 6.12(b) shall be deemed to preclude any rights to indemnification or limitations on liability provided in the Company's articles of incorporation or the similar governing documents of the Company's Subsidiaries with respect to matters occurring subsequent to the Effective Time to the extent that the provisions establishing such rights or limitations are not otherwise amended to the contrary.

          (b) Buyer shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided, that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to such directors and officers of the Company than the terms and conditions of such existing policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such, provided, that in no event shall Buyer be required to spend for any one year an amount in excess of 150% of the annual premium currently paid by the Company for such insurance (the "Insurance Amount"). In the event that Buyer is unable to maintain or obtain the insurance called for by this
     Section 6.12(b) as a result of the preceding provision, Buyer shall use its reasonable best efforts to maintain or obtain the most advantageous coverage as is available for that Insurance Amount.

          (c) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer shall assume the obligations set forth in this Section 6.12.

          (d) The provisions of this Section 6.12 are intended to be for the benefit of, and to grant third party rights to, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.13 Benefit Plans.

          (a) Provision of Benefits. From and after the Effective Time, Buyer agrees to provide the employees of the Company and any of its Subsidiaries who remain employed after the Effective Time (collectively, the "Company Employees") with at least the types and levels of employee benefits (including employee contribution levels) comparable to those maintained by Buyer for similarly situated employees of Buyer. Buyer will treat, and cause its applicable benefit plans to treat, the service of the Company Employees with the Company or any of its Subsidiaries as service rendered to Buyer or any of its Subsidiaries for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation, but not for benefit accrual under any defined benefit plan (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing Buyer shall not treat any employee of the Company or any of its Subsidiaries as a "new" employee for purposes of any exclusions under any health or similar plan of Buyer for a pre-existing medical condition, and any deductibles paid under any of the Company's or any of its Subsidiaries' health plans shall be credited towards deductibles under Buyer's health plans upon delivery to Buyer of appropriate documentation. Buyer will make appropriate arrangements with its insurance carrier(s) to ensure such result.

          (b) Notwithstanding anything to the contrary contained herein, Buyer shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Company. Nothing in this Agreement shall alter or limit Buyer's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of Company Employees and their qualified beneficiaries in connection with the group health plan maintained by the Company as of the Effective Time.

          (c) At and following the Effective Time, Buyer shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, those benefit obligations to, and contractual rights of, current employees of the Company existing as of the Effective Date, as well as, and to the extent permitted by law, those employment, severance, split-dollar and deferred compensation plans or policies of the Company which are listed on Schedule 6.13(c) of the Company Disclosure Schedule.

          (d) Notwithstanding anything else contained herein to the contrary, nothing in this Article VI shall be construed to create any third party beneficiary rights in any Person who is not a party to this Agreement.

     6.14 Notification of Certain Matters. Each of Buyer and the Company shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) notwithstanding the standards set forth in
Section 5.2, would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.15 Bank Merger. Buyer and the Company agree to take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Subsidiaries of the Company to merge ("Bank Merger") with and into a Subsidiary of Buyer, as Buyer deems advisable, in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement.

     6.16 Post-Closing Governance. The Buyer shall recommend a person designated by the Company and reasonably acceptable to Buyer to be elected to the Buyer's Board effective as of the Effective Time and otherwise in accordance with Buyer's articles of incorporation and bylaws.

     6.17 Confidentiality Agreement. The paragraph captioned "StandStill" on page 2 of the Confidentiality Agreement is hereby terminated in all respects and shall not have further force and effect on or after the date hereof; provided, that, in the event this Agreement is terminated by Buyer because the condition to close set forth in Section 7.2(b) is not satisfied, the StandStill provisions shall be effective as set forth in the Confidentiality Agreement following such termination. The Confidentiality Agreement shall otherwise remain in full force and effect after the date hereof in accordance with its terms.

     6.18 Section 16 Votes. Prior to the Effective Time, each of the Company Board and Buyer Board, or appropriate committees of non-employee directors thereof, shall adopt (if necessary) a resolution consistent with the interpretive guidance of the SEC so that the disposition of shares of Company Common Stock or Company Stock Options pursuant to this Agreement by any officer or director of the Company or of any Subsidiary of the Company who is a covered person of the Company for purposes of Section 16 under the Exchange Act (together with the rules and regulations promulgated thereunder, "Section 16") shall be an exempt transaction for purposes of Section 16.

     6.19 Restructuring. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Buyer shall be entitled to revise the structure of the Merger and the other transactions contemplated hereby, provided, that (a) there are no material adverse accounting or federal or state income Tax consequences to the Company and its shareholders as a result of the modification; (b) there are no material adverse changes to the benefits and other arrangements provided to or on behalf of the Company's directors, officers, and other employees; and (c) such modification will not be likely to delay materially or jeopardize receipt of the Regulatory Approvals or other consents and approvals relating to the consummation of the Merger. This Agreement and any related documents shall be separately amended in order to reflect any such revised structure.

     6.20 ESOP. The Company shall take any and all actions necessary with respect to the Granite State Bankshares, Inc. Employee Stock Ownership Plan (the "Plan") to reflect the effect of the transactions contemplated by this Agreement, including without limitation the election procedures described in
Section 3.5, and shall cooperate with Buyer prior to the Closing in arranging for appropriate investment alternatives to be offered under the Plan for cash to be received by the Plan as a result of the consummation of the Merger. The Company shall take such action as it reasonably deems necessary to spin off and terminate the employee stock ownership portion of the Plan in accordance with the terms of the Plan, the Code and any other applicable laws, including without limitation, preparing and filing an application for a favorable determination letter upon termination of the Plan from the IRS, provided, however the Company shall consult with Buyer regarding such termination process and any employee communications to be provided in connection therewith and shall incorporate such language in such employee communication that Buyer reasonably requests in order to ensure an orderly transition of the affected employees to Buyer. The Company shall take such other actions prior to the Closing as may reasonably be requested by Buyer in order to permit the prompt consolidation of the remaining portion of the Plan with Buyer's 401(k) plan following the Closing.

     6.21 Split Dollar Life Insurance Policies. The Company shall take any and all actions necessary as requested by Buyer to terminate the split dollar insurance arrangements existing on the date hereof and to recover the aggregate amount of premiums paid by the Company thereunder as provided under the relevant agreements, subject to the rights of the executives who are parties thereto.

     6.22 Other Actions. Prior to Closing the Company shall take any and all action necessary to (a) terminate the Granite Bank Trust for the Executive Supplemental Retirement Income Agreement(s) and cause all insurance policies and any other assets held thereunder to be transferred to and held without limitation by the Company, (b) produce and deliver to Buyer all split dollar life insurance policies issued by Mass Mutual and Hamilton/Lincoln and (c) file top hat filings for the Company's nonqualified deferred compensation plans or arrangements under the Department of Labor's delinquent filer program and pay any penalty or filing fees in connection therewith, (d) demonstrate to the satisfaction of Buyer that no liabilities exist in connection with the Granite Bank Deferred Compensation Plan for Executives and (e) take all actions necessary to cause the death benefits that may be payable under any Executive Supplemental Retirement Income Agreement(s) to be waived by the relevant executive.

             ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction at or prior to the Effective Time of each of the following conditions:

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

          (a) Shareholder Vote. This Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative vote of the shareholders of the Company present and voting at the Company Meeting.

          (b) Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. None of the Regulatory Approvals shall impose any term, condition or restriction upon Buyer or any of its Subsidiaries that Buyer reasonably determines would so materially adversely effect the economic or business benefits to Buyer of the transactions contemplated by this Agreement, taken as a whole, as to render inadvisable the consummation of the Merger (a "Burdensome Condition").

          (c) Third Party Consents. All necessary consents or approvals of all persons (other than Regulatory Authorities) required for the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Buyer or the Company, as the case may be.

          (d) No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby; provided, however, that each of Buyer and the Company shall have used its reasonable best efforts to prevent any such rule, regulation, injunction, decree or other order, and to appeal as promptly as possible any injunction, decree or other order that may be entered, including, without limitation, by proffering its willingness to accept an order embodying any arrangement required to be made by such party pursuant to Section 6.1(b) of this Agreement (and notwithstanding anything in this Section 7.1 to the contrary, no terms, conditions or provisions of an order embodying such an arrangement shall constitute a basis for such party asserting nonfulfillment of the conditions contained in this Section 7.1).

          (e) Tax Opinion Relating to the Merger. Buyer shall have received an opinion from Goodwin Procter LLP, and the Company shall have received an opinion from Luse Gorman Pomerenk & Schick, P.C., dated in each case as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Closing Date and which are reasonable or customary in rendering similar opinions, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

          (f) Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Regulatory Authority.

     7.2 Conditions to the Obligations of Buyer.

          (a) Representations, Warranties and Covenants of the Company. (i) Each of the representations and warranties contained herein of the Company shall be true and correct as of the date hereof and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 5.2, (ii) each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and (iii) Buyer shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Effective Date, to the effect set forth in clauses (i) and (ii) of this Section 7.2.

          (b) Material Adverse Effect. There shall not have occurred with respect to the Company any Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

          (c) Dissenting Shares. As of immediately prior to the Effective Time, no more than 10% of the outstanding shares of Company Common Stock shall have taken actions to assert dissenters rights under Section 293-A:13 of the NHBCA.

     7.3 Conditions to the Obligations of the Company.

          (a) Representations, Warranties and Covenants of Buyer. (i) Each of the representations and warranties contained herein of Buyer shall be true and correct as of the date hereof and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 5.2, (ii) each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and
     (iii) the Company shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Buyer, dated the Effective Date, to the effect set forth in clauses (i) and (ii) of this Section 7.3.

          (b) Material Adverse Effect. There shall not have occurred with respect to Buyer any Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Buyer.

          (c) NYSE Listing. The shares of Buyer Common Stock issuable pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (d) Payment of Merger Consideration. Buyer shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall have provided the Company with evidence of such delivery in a form reasonably satisfactory to the Company and its counsel.

                           ARTICLE VIII - TERMINATION

     8.1 Termination. This Agreement may be terminated, and the Merger and the transactions contemplated hereby may be abandoned:

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

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Buyer and the Company in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by Buyer or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standards set forth in Section 5.2), which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach.

          (c) Delay. At any time prior to the Effective Time, by Buyer or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by August 31, 2003, except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

          (d) No Regulatory Approval. By Buyer or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Regulatory Authority or any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, the party seeking termination shall have complied fully with its obligations under
     Section 6.1(b) of this Agreement.

          (e) No Shareholder Approval. By Buyer or the Company if the approval of the Company's shareholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's shareholders or at any adjournment thereof.

          (f) Recommendation Altered. By Buyer, if the Company Board shall not have publicly recommended to the shareholders of the Company that such shareholders vote in favor of approval of the Agreement, the Merger and the other transactions contemplated hereby, or shall have withdrawn, modified or changed in a manner adverse to Buyer its approval or recommendation of this Agreement and the transactions contemplated hereby.

          (g) Superior Proposal. By Buyer or Company, if the Company has received a Superior Proposal, and in compliance with the terms of Section
     6.6 of this Agreement, the Company Board has entered into an acquisition agreement with respect to the Superior Proposal, subject to the provisions of Section 8.2(c).

          (h) Breach of No Shop. By Buyer if the Company shall have breached any of its obligations contained in Section 6.6 in any material respect.

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

          (i) Excess Issuance of Buyer Common Stock. By Buyer or the Company, in the event that Buyer would be required if, not for the proviso set forth in
     Section 3.5(e), to issue in the Merger (either by conversion of Company Common Stock issued pursuant to the Merger or the exercise of rights and warrants issued pursuant to the Merger) aggregate shares of Buyer Common Stock in excess of 15% of the total number of shares of Buyer Common Stock outstanding immediately before the Merger.

     8.2 Effect of Termination and Abandonment.

          (a) In the event of termination of this Agreement by either Buyer or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Buyer, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that Sections 6.5(b), 8.2, 9.1 and 9.5 and all other obligations of the parties intended to be performed after the termination of this Agreement shall survive any termination of this Agreement; provided, however, that, notwithstanding anything to the contrary herein, neither the Buyer nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

          (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the willful breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement, the carrying out of any and all acts contemplated hereunder and pursuing the remedies provided by this Section
     8.2 and otherwise hereunder ("Expenses"). The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto at law or in equity.

          (c) In the event this Agreement is terminated by:

               (i) Buyer pursuant to Section 8.1(f) or 8.1(h) or by Buyer or the Company pursuant to Section 8.1(g);

               (ii) Buyer pursuant to Section 8.1(e) in circumstances where the Company Board shall not have publicly recommended to the shareholders of the Company that such shareholders vote in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby or shall have withdrawn, modified or amended such recommendation in a manner adverse to Buyer; or

               (iii) by either Buyer or the Company pursuant to Section 8.1(e) in circumstances where both (x) within eighteen (18) months of such termination, the Company shall have entered into an agreement to engage in or there has otherwise occurred an Acquisition Proposal with any Person other than Buyer or any affiliate of Buyer and (y) at the time of such termination or event giving rise to such termination, it shall have been publicly announced that any Person (other than Buyer or any Subsidiary of Buyer) shall have (A) made, or disclosed an intention to make, a bona fide offer to engage in an Acquisition Proposal, or (B) filed an application (or given a notice), whether in draft or final form, under the BHCA or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Proposal, then the Company shall make a cash payment to Buyer in the amount of $13,000,000 (the "Expense Fee") upon such termination. Any payment required under this
Section 8.2(c) shall be payable by the Company to Buyer (by wire transfer of immediately available funds to an account designated by Buyer) within two (2) business days after demand by Buyer. Absent fraud or other willful misconduct or a willful breach of the Company's obligations hereunder, upon payment of the Expense Fee described in this Section 8.2(c), neither Company nor any of its affiliates or Subsidiaries shall have any further liability to Buyer at law or in equity under this Agreement.

                           ARTICLE IX - MISCELLANEOUS

     9.1 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or the termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that if the Effective Time occurs, the agreements of the parties in Sections 3.5, 3.6, 3.8, 6.12, 6.13, 6.15, 6.16, 6.17, 9.1, 9.4, 9.5,
9.6, 9.7, 9.8 and 9.9 shall survive the Effective Time, and if this Agreement is terminated prior to the Effective Time, the agreements of the parties in Sections 6.5(b), 8.2, 9.1, 9.2, 9.4, 9.5, 9.6, 9.7 and 9.8 shall survive such termination.

     9.2 Waiver; Amendment. Subject to compliance with applicable law, prior to the Effective Time, any provision of this Agreement may be (a) waived by the party intended to benefit by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement. Prior to submission of this Agreement for approval by the shareholders of the Company, Buyer may make such amendments as are permitted by
Section 6.19 and the Company Board shall approve the supplements and amendments specified in this sentence.

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Vermont, without regard to the conflict of law principles thereof.

     9.5 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC filing and registration fees shall be shared equally between Buyer and the Company.

     9.6 Confidentiality. Each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith in accordance, and subject to the limitations of, the Confidentiality Agreement.

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

     9.7 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to Buyer:

                  Chittenden Corporation
                  Two Burlington Square
                  Burlington, Vermont 05401
                  Attention:     Chief Executive Officer
                  Telecopier:    (603) 660-1577

         With copies to:

                  Chittenden Corporation
                  Two Burlington Square
                  Burlington, Vermont 05401
                  Attention:     F. Sheldon Prentice, General Counsel
                  Telecopier:    (802) 660-1577

                  Goodwin Procter LLP
                  Exchange Place
                  Boston, Massachusetts 02109

                  Attention:     William P. Mayer, Esq. and
                                 Andrew F. Viles, PC
                  Telecopier:    (617) 523-1231

         If to the Company, to:

                  Granite State Bankshares, Inc.
                  122 West Street
                  Keene, New Hampshire 03431
                  Attention:     Chief Executive Officer
                  Telecopier:    (603) 358-5707

         With copies to:

                  Luse Gorman Pomerenk & Schick, P.C.
                  5335 Wisconsin Avenue, N.W., Suite 400
                  Washington, D.C.  20015
                  Attention:     John J. Gorman, Esq.
                  Telecopier:    (202) 362-2902

     9.8 Understanding; No Third Party Beneficiaries. Except for the Confidentiality Agreement, which shall remain in effect, this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Section 6.12,

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nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.9 Assignability; Binding Effect. Except as provided for in Section 6.19, prior to the Closing, this Agreement may not be assigned by Buyer with out the written consent of the Company and no such assignment shall release Buyer of its obligations hereunder. After the Closing, Buyer's rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder.

     9.10 Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. Words of number may be read as singular or plural, as required by context.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and
Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                CHITTENDEN CORPORATION


                                 By:  /s/ Kirk W. Walters
                                    -----------------------------------------
                                    Name:  Kirk W. Walters
                                    Title: Executive Vice President,
                                           Chief Financial Officer and Treasurer

                                GRANITE STATE BANKSHARES, INC.


                                 By:  /s/ Charles W. Smith
                                    -----------------------------------------
                                    Name:  Charles W. Smith
                                    Title: Chief Executive Officer


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